Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:

Date: August 18, 2017	Patrick T. Oakes
Executive Vice President & CFO
404.995.6079

Atlanta, Georgia, August 18, 2017 – Atlantic Capital Bancshares, Inc. (NASDAQ:ACBI) (“Atlantic Capital”), the parent company of Atlantic Capital Bank, N.A., announced today the pricing of the previously announced secondary offering by which Trident IV, L.P. and Trident IV Professionals Fund, L.P. (collectively, “Trident”) agreed to sell a total of 3,109,127 shares of Atlantic Capital common stock in an underwritten public offering. Keefe, Bruyette & Woods, Inc., a Stifel Company, is serving as the sole underwriter on the offering, and has priced the offering to purchasers at $16.50 per share. Trident will receive all of the net proceeds from the offering and will no longer own any shares of Atlantic Capital common stock.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of Atlantic Capital before investing. The preliminary prospectus supplement, dated August 17, 2017, filed with the Securities and Exchange Commission (the “SEC”), and the accompanying prospectus, dated January 19, 2017, contains this and other information about Atlantic Capital and should be read carefully before investing.

The shares are being offered pursuant to a shelf registration statement under the Securities Act of 1933, as amended, which was previously filed on January 19, 2017 and declared effective by the SEC on January 25, 2017 (File No. 333-215616). The offering is being made only by means of the prospectus and related prospectus supplement, copies of which may be obtained from the offices of Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll-free: (800) 966-1559. Investors may also obtain copies of these documents free of charge by visiting the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The offering may be made only by means of the prospectus and related prospectus supplement, which have been or will be filed with the SEC.

Additional Information about Atlantic Capital Bancshares, Inc.

Atlantic Capital Bancshares, Inc., a Georgia corporation organized in 2006 and headquartered in Atlanta, Georgia, is the parent of Atlantic Capital Bank, N.A. (the “Bank”). The Bank operates as a full service, locally-managed commercial bank with 15 full service branches located primarily in the metropolitan areas of Atlanta, Georgia and Chattanooga and Knoxville, Tennessee. In February 2017, the Company opened a loan production office in Charlotte, North Carolina. As of June 30, 2017, Atlantic Capital had total consolidated assets of $2.7 billion, total deposits of $2.1 billion and total shareholders’ equity of $319.4 million.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “project,” “expect,” “intend,” “plan,” or words or phases of similar meaning. Forward-looking statements may include, among other things, statements about Atlantic Capital’s confidence in its strategies and its expectations about financial performance, market growth, market and regulatory trends and developments, acquisitions and divestitures, new technologies, services and opportunities and earnings. The forward-looking statements are based largely on Atlantic Capital’s expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond Atlantic Capital’s control. Atlantic Capital undertakes no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements as a result of, among other factors, the risks and uncertainties described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Atlantic Capital’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Please refer to the SEC’s website at www.sec.gov where you can review those documents.